UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2012

ENTROPIC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 768-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Entropic Communications, Inc. (the “Company”) adopted the 2012 Inducement Award Plan (the “2012 Plan”). The Company intends to grant awards under the 2012 Plan to persons not previously employees or directors of the Company, or following a bona fide period of non-employment, as an inducement material to such individuals entering into employment with the Company and to provide incentives for such persons to exert maximum efforts for the Company’s success.

The 2012 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards. The Company may grant these awards, referred to as equity awards, as an inducement material to an individual entering into employment with the Company, within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

Share Reserve. The Company may issue an aggregate of up to 2,300,000 shares of its common stock pursuant to equity awards under the 2012 Plan. Shares of the Company’s common stock issued under the 2012 Plan may again become available for the grant of new equity awards under the 2012 Plan if they are: (a) shares that are forfeited to, or repurchased by, the Company prior to becoming fully vested, (b) shares withheld to satisfy income and employment withholding taxes, (c) shares used to pay the exercise price of an option in a net exercise arrangement, or (d) shares tendered to the Company to pay the exercise price of an option.

In addition, if an equity award granted under the 2012 Plan expires or otherwise terminates without being exercised in full, the shares not acquired under the award will again become available for issuance under the 2012 Plan. Shares issued under the 2012 Plan may be previously unissued shares or shares reacquired by the Company, either in the open market or otherwise.

Administration. The Board has delegated its authority to administer the 2012 Plan to the Compensation Committee, and references to the Board contained in this current report with respect to the 2012 Plan may include actions taken by the Compensation Committee. The grant of equity awards under the 2012 Plan must be granted either by the Compensation Committee or a majority of the Company’s independent directors within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules. Subject to the terms of the 2012 Plan, the Compensation Committee will determine the recipients of equity awards, dates of grant, the numbers and types of equity awards to be granted, and the terms and conditions of the equity awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee will also determine the exercise price of options granted and, if applicable, the purchase price of restricted stock awards and restricted stock unit awards.

The Board has the authority to amend, suspend or terminate the 2012 Plan, provided such action does not impair the rights or obligations of any equity award without the holder of such award’s consent. The Board also has the authority to construe and interpret the 2012 Plan and equity awards granted thereunder, and generally to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

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Stock Options. The Compensation Committee may grant nonstatutory stock options under the 2012 Plan, and has approved forms of a stock option grant notice and option agreement for use under the 2012 Plan. The Compensation Committee will determine the exercise price for each stock option, within the terms and conditions of the 2012 Plan and applicable law, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant. Unless the terms of an optionee’s stock option grant notice or option agreement provide otherwise, if an optionee’s relationship with the Company, or any of the Company’s affiliates, ceases for any reason other than for cause, disability or death, the optionee may exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with the Company, or any of the Company’s affiliates, ceases due to termination for cause, the option shall terminate immediately. If an optionee’s service relationship with the Company, or any of the Company’s affiliates, ceases due to disability or death, the optionee or a beneficiary may exercise any vested options for a period of twelve months following the cessation of service. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the Compensation Committee, and may include (a) cash, (b) a broker-assisted cashless exercise, (c) the tender of common stock previously owned by the optionee, (d) a net exercise of the option, and (e) other legal consideration approved by the Compensation Committee.

Unless the Compensation Committee provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.

Stock Appreciation Rights. The Compensation Committee may approve stock appreciation rights under the 2012 Plan. The Compensation Committee determines the strike price for a stock appreciation right, which cannot be less than 100% of the fair market value of the common stock of the Company on the date of grant. Upon the exercise of a stock appreciation right, the Company will pay the participant an amount no greater than the product of (a) the excess of the per share fair market value of the common stock of the Company on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2012 Plan will vest at the rate specified by the Compensation Committee.

The Compensation Committee will determine the term of stock appreciation rights granted under the 2012 Plan, up to a maximum of 10 years. If a participant’s service relationship with the Company ceases for any reason other than cause, then the participant may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation rights agreement) after the date such service relationship ends. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.

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Restricted Stock Awards. The Compensation Committee may approve restricted stock awards under the 2012 Plan. Restricted stock awards may be made in consideration for the recipient’s services performed for the Company or the Company’s affiliates or for any other form of legal consideration acceptable to the Compensation Committee. Shares of common stock acquired under a restricted stock award may, but need not, be subject to forfeiture to the Company in accordance with a vesting schedule determined by the Compensation Committee. A recipient may transfer rights to acquire shares under a restricted stock award only upon the terms and conditions set forth in the recipient’s restricted stock award grant notice or restricted stock award agreement. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the Compensation Committee.

Restricted Stock Unit Awards. The Compensation Committee may approve restricted stock unit awards under the 2012 Plan and has approved forms of restricted stock unit grant notice and restricted stock unit agreement for use under the 2012 Plan. A recipient may pay the purchase price in any form determined by the Compensation Committee, as permitted under applicable law. The Company may settle a payment due to a recipient of a restricted stock unit award in cash, by delivery of shares of common stock, or by a combination of cash and stock as deemed appropriate by the Compensation Committee, or in any other form of consideration determined by the Compensation Committee and set forth in the stock unit award agreement evidencing the award. Additionally, dividend equivalents may be credited in respect of shares covered by a stock unit award. Except as otherwise provided in the applicable award agreement, a recipient will forfeit restricted stock units that have not vested upon the participant’s termination of continuous service for any reason.

Other Equity Awards. The Compensation Committee may approve other awards under the 2012 Plan that are based in whole or in part by reference to the Company’s common stock. The Compensation Committee will determine the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with those awards, and all other terms and conditions of such other awards.

Changes to Capital Structure. In the event that the Company has a specified type of change in the Company’s capital structure not involving the receipt of consideration by the Company, such as a stock split, the Board will appropriately adjust the number of shares reserved under the 2012 Plan and the number of shares and exercise prices, if applicable, of all outstanding equity awards.

Corporate Transactions. In the event of certain significant corporate transactions, the surviving or acquiring entity may assume, continue or substitute all outstanding equity awards under the 2012 Plan. If the surviving or acquiring entity, or its parent company, elects not to assume, continue or substitute for these equity awards, then, with respect to any such equity awards that are held by individuals then performing services for the Company or the Company’s affiliates, the vesting and exercisability provisions of the equity awards will be accelerated in full

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and the awards will be terminated if not exercised prior to the effective date of the corporate transaction. With respect to all other outstanding equity awards under the 2012 Plan, such awards will not be accelerated and will terminate if not exercised prior to the effective date of the corporate transaction. In the event that any person directly or indirectly acquires securities possessing at least fifty percent of the combined voting power entitled to vote in the election of directors, other than by virtue of another type of corporate transaction, the vesting and exercisability provisions of the equity awards held by individuals then performing services for the Company or the Company’s affiliates may be accelerated in full.

The foregoing description of the terms of the 2012 Plan is qualified in its entirety by reference to the 2012 Plan and the forms of award agreements adopted under the 2012 Plan, copies of which are included hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Entropic Communications, Inc. 2012 Inducement Award Plan.

99.2	Form of Stock Option Agreement for the 2012 Inducement Award Plan.

99.3	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for the 2012 Inducement Award Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: April 17, 2012	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq.
Senior Vice President and General Counsel

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EXHIBIT INDEX

Number	Description

99.1	Entropic Communications, Inc. 2012 Inducement Award Plan.

99.2	Form of Stock Option Agreement for the 2012 Inducement Award Plan.

99.3	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for the 2012 Inducement Award Plan.

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